UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2005

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

(614) 356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

At a meeting held on March 21, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Dominion Homes, Inc. (the “Company”) took the following actions with respect to the Company’s 2005 senior management incentive compensation program:

•	Pursuant to the terms of the Company’s Incentive Growth Plan (the “Incentive Plan”), which was adopted by the Board of Directors in March 2003 and approved by the Company’s shareholders at its 2003 annual shareholder meeting, the Committee established Performance Criteria (as defined in the Incentive Plan) for Douglas G. Borror, Chief Executive Officer, Chairman and President of the Company, for his 2005 incentive compensation award under the Incentive Plan. Mr. Douglas Borror’s 2005 incentive compensation award potential under the Plan is based on net income (80% of his total award potential) and customer satisfaction rate (20% of his total award potential). Mr. Douglas Borror will receive incentive compensation in the form of common shares of the Company under the 2003 Stock Option and Incentive Equity Plan (the “Stock Plan”) if the Company achieves at least 100% of target net income and/or the customer satisfaction rate is at least 94%. He will receive incentive compensation in the form of cash under the Incentive Plan only if the Company achieves or exceeds 180% of the target net income, and/or the Company’s customer satisfaction rate is 95% or higher. With this structure, the Committee intends that Mr. Douglas Borror’s incentive compensation be closely aligned with the Company’s profitability and, by compensating him in common shares rather than cash at the target levels, with shareholder value. Attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein are Mr. Borror’s 2005 Notice of Eligibility and Participation Agreement under the Incentive Plan and his Performance Share Award Agreement under the Stock Plan, which, taken together, comprise his incentive compensation program.

•	The Committee also established performance goals and objectives based on net income, customer satisfaction, and divisional and/or departmental objectives for the Company’s other executive officers, which includes the Company’s Corporate Executive Vice President and the Senior Vice President of Finance and Chief Financial Officer, and for other key senior management members. With respect to net income and customer satisfaction, the goals and objectives for these individuals are the same as the Committee established for Mr. Borror pursuant to the Incentive Plan and the Stock Plan; however, any incentive compensation that executive officers and other key senior management members will receive will be in the form of cash rather than common shares. Attached hereto as Exhibit 10.3 and incorporated by reference herein is the 2005 incentive compensation program for the Company’s Corporate Executive Vice President and the Senior Vice President of Finance and Chief Financial Officer.

•	As part of the incentive compensation program established for other key senior management members of the Company, the Compensation Committee determined that, with respect to the incentive compensation award for Donald A. Borror, Chairman Emeritus (and a director) of the Company, he (like Mr. Douglas Borror) will not receive incentive compensation in the form of cash at the target net income and target customer satisfaction levels. Instead, Mr. Donald Borror will receive incentive compensation in the form of common shares of the Company under the Stock Plan if the Company achieves at least 100% of target net income and/or the customer satisfaction rate is at least 94%. He will receive incentive compensation in the form of cash only if the Company achieves or exceeds 180% of the target net income, and/or the Company’s customer satisfaction rate is 95% or higher. Attached hereto as Exhibit 10.4 and incorporated by reference herein is the Performance Share Award Agreement for Mr. Donald Borror.

At the March 21st meeting, the Committee also approved the engagement of an independent executive compensation consultant to assist the Committee in conducting a comprehensive review of the Company’s executive compensation programs. In connection with this review, the Committee may decide to modify the terms and conditions of the Company’s executive compensation programs, including the 2005 senior management incentive compensation program described herein, based on the independent consultant’s recommendations.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Form of Notice of Eligibility and Participation Agreement for Douglas G. Borror.

10.2	Form of Performance Share Award Agreement for Douglas G. Borror.

10.3	2005 Incentive Compensation Program – Corporate Executive Vice President, and Senior Vice President of Finance and Chief Financial Officer.

10.4	Form of Performance Share Award Agreement for Donald A. Borror.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ Terrence R. Thomas
Terrence R. Thomas, Senior Vice President of Finance and Chief Financial Officer

Date: March 25, 2005